                      EAC INDUSTRIES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                        Year Ended
                                                        January 31,
                                               -------------------------------
                                                  1997                  1996
                                               ----------           ----------
NET (LOSS) INCOME                              $ (161,270)          $  129,195
                                               ==========           ==========
SHARES:
  Weighted average shares outstanding           2,311,687            2,311,687
  Other - options, warrants etc                        --                   --
                                               ----------           ----------
                                                2,311,687            2,311,687
                                               ==========           ==========
PRIMARY (LOSS) EARNINGS PER SHARE              $     (.07)          $      .06
                                               ==========           ==========


                                 - Exhibit 11 -